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                                                                     EXHIBIT 4.5

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                             SHAREHOLDER AGREEMENT

                                     AMONG

                    LEATHER INVESTORS LIMITED PARTNERSHIP I,

                   LEATHER INVESTORS LIMITED PARTNERSHIP II,

            THE OTHER INVESTORS NAMED ON THE SIGNATURE PAGES HERETO,

                                  JOEL WALLER,

                                 DAVID ROGERS,

                THE MANAGERS NAMED ON THE SIGNATURE PAGES HERETO

                                      AND

                        WILSONS THE LEATHER EXPERTS INC.



                            DATED AS OF MAY 25, 1996

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                             SHAREHOLDER AGREEMENT


          THIS AGREEMENT dated as of May 25, 1996 by and among Wilsons The Leather Experts Inc., a Minnesota corporation (the "Company"), Leather Investors Limited Partnership I, a Minnesota limited partnership (the "First Limited Partnership"), Leather Investors Limited Partnership II, a Minnesota limited partnership (the "Second Limited Partnership and, together with the First Limited Partnership, collectively, the "Limited Partnerships" and individually, a "Limited Partnership"), the other Investors (as hereinafter defined), Waller and Rogers (as hereinafter defined) and the Managers (as hereinafter defined):

                                   RECITALS

          As of the date of this Agreement, the Shareholders (as hereinafter defined) are the owners and holders of (i) all of the shares of outstanding capital stock of the Company, consisting of 4,800,000 shares of Class A Common Stock, par value $.01 per share (the "Class A Common Stock"), 3,250,000 shares of Class B Common Stock, par value $.01 per share (the "Class B Common Stock"), 450,000 shares of Class C Common Stock, par value $.01 per share (the "Class C Common Stock" and, together with the Class A Common Stock, the Class B Common Stock and the common stock of the Company undesignated as to class, herein collectively called the "Common Stock"), and 7,405 shares of Series A Preferred Stock, par value $.01 per share (the "Preferred Stock"), and (ii) all of the outstanding general and limited partnership interests in the Limited Partnerships. The outstanding shares of Common Stock and Preferred Stock of the Company, together with all other shares of Common Stock and Preferred Stock of the Company at any time hereafter issued (whether upon exercise of options or otherwise), are hereinafter referred to as the "Shares". The outstanding general and limited partnership interests in the Limited Partnerships, together with all other general and limited partnership interests in the Limited Partnerships at any time hereafter issued, are hereinafter referred to as the "Partnership Interests".

          The parties hereto believe it to be in the best interests of the Company and the Shareholders to set forth certain of their rights and obligations with respect to the Shares and the Partnership Interests, and desire to subject the Shares and the Partnership Interests owned by the Shareholders to the terms of this Agreement.

          NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants and conditions contained herein, the parties do hereby agree as follows:

     1.   CERTAIN DEFINITIONS.

          As used in this Agreement, the following defined terms have the meanings indicated below.

          "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person.
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          "Bankruptcy" of a Shareholder means such Shareholder having an order for relief or an order appointing a trustee, receiver or similar officer entered in any bankruptcy, insolvency, reorganization, dissolution, receivership or similar proceeding in which the Shareholder is the debtor. Each Shareholder shall promptly give notice of any such order to the Company, including a complete copy of such order.

          "Board" or "Board of Directors" means the board of directors of the Company.

          "Business Day" means any day, other than a day which is a Saturday, Sunday, or legal holiday in the City of Minneapolis or the City of New York or a day on which banking institutions are authorized by law or other governmental actions to close.

          "Cause" means, with respect to any Employee, (i) the commission by such Employee of any act of embezzlement against the Company or any of its subsidiaries, (ii) the conviction of such Employee for, or entry by an Employee of a guilty plea to, any felony which has a material adverse effect upon the business, operating results, financial condition or employee, supplier or customer relations generally of the Company and its Subsidiaries, taken as a whole, or which precludes such Employee from performing his duties under his Employment Agreement in the case of Waller or Rogers, or his or her duties to the Company and its Subsidiaries as determined by the Board in the case of any Manager, for 90 days during any 12-month period, (iii) the conviction of such Employee for any crime involving dishonesty with respect to the Company (A) intended by such Employee to result in personal enrichment of such Employee at the expense of the Company or its Subsidiaries or (B) which has a material adverse effect upon the business, operating results, financial condition or employee, supplier or customer relations generally of the Company and its Subsidiaries, taken as a whole, (iv) the absence by such Employee from employment with whichever of the Company or its Subsidiaries is then employing such Employee for a period of more than 90 days during any 12-month period without the approval of the Board other than for vacations, illness, injury or disability, (v) willful misconduct by such Employee in breach of the terms of his Employment Agreement in the case of Waller or Rogers, or his or her duties to the Company and its Subsidiaries as determined by the Board in the case of any Manager, which misconduct has not been cured within 20 days following notification thereof to such Employee (or if such misconduct is cured within 20 days after such notice of misconduct is received, but the same misconduct occurs again at any time thereafter). For purposes hereof, no act or omission of an Employee shall be deemed "willful" unless done, or omitted, by him or her in bad faith without the belief his or her action or omission was in the best interests of the Company or a Subsidiary thereof.

          A "Control Transaction" shall be deemed to have occurred if:

          (i) a majority of the directors of the Company shall be persons other than Persons:




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               (A)  who are named as directors in the Company's articles of incorporation or who are nominated by, or for whose election proxies shall have been solicited by, the Board of Directors, or

               (B) who are then serving as directors appointed by the Board of Directors to fill vacancies on the Board of Directors caused by death or resignation (but not by removal) or to fill newly-created directorships, or

          (ii) more than 33 1/3% of the voting power of the outstanding voting stock of the Company is acquired or beneficially owned (as defined in Rule 13d-3 under the 1934 Act or any successor rule thereto) by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the 1934 Act), or any general partnership interests in the First Limited Partnership become held by any Person that, as of the date hereof, does not have a general partnership interest in the First Limited Partnership; provided, however, that the following acquisitions and beneficial ownership shall not constitute a Control Transaction pursuant to this clause (ii):

               (A) any acquisition or beneficial ownership by the Company or a Subsidiary of the Company, or

               (B) any acquisition or beneficial ownership by any employee benefit plan (or related trust) sponsored or maintained by the Company or one or more of its Subsidiaries, or

               (C) any acquisition or beneficial ownership of voting stock of the Company or general partnership interests in the First Limited Partnership by Waller or Rogers or any Person that, as of the date of this Agreement, is a general partner in the First Limited Partnership, or

               (D) any acquisition or beneficial ownership by a parent corporation or its wholly-owned subsidiaries, as long as they shall remain wholly-owned subsidiaries, of 100% of the outstanding voting stock of the Company as a result of a merger or statutory share exchange which complies with clause (iii)(A)(2) hereof or the exception in clause
                    (iii)(B) hereof in all respects; or

         (iii) the shareholders of the Company approve a definitive agreement or plan to:

               (A) merge or consolidate the Company with or into another corporation (other than (1) a merger or consolidation with a Subsidiary of the Company or (2) a merger in which:

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          (aa) the Company is the surviving corporation, and

          (bb) no outstanding voting stock of the Company (other than fractional shares) held by shareholders immediately prior to the merger is converted into cash, securities or other property (except (I) voting stock of a parent corporation owning directly, or indirectly through wholly-owned subsidiaries, both beneficially and of record 100% of the voting stock of the Company immediately after the merger or (II) cash upon the exercise by holders of voting stock of the Company of statutory dissenters' rights), and

          (cc) the Persons who were thebeneficial owners, respectively, of the outstanding Common Stock and outstanding voting stock of the Company immediately prior to such merger beneficially own, directly or indirectly, immediately after the merger, 66 2/3% or more of, respectively, the then outstanding common stock and the voting power of the then outstanding voting stock of the surviving corporation or its parent corporation, and

          (dd) if voting stock of the parent corporation is exchanged for voting stock of the Company in the merger, all holders of any class or series of voting stock of the Company immediately prior to the merger have the right to receive substantially the same per share consideration in exchange for their voting stock of the Company as all other holders of such class or series), or

     (B) exchange, pursuant to a statutory exchange of shares of voting stock of the Company held by shareholders of the Company immediately prior to the exchange, shares of one or more classes or series of voting stock of the Company for cash, securities or other property, except for (1) voting stock of a parent corporation of the Company owning directly, or indirectly through wholly-owned subsidiaries, both beneficially and of record 100% of the voting stock of the Company immediately after the statutory share exchange if (aa) the Persons who were the beneficial owners, respectively, of the outstanding Common Stock and outstanding voting stock of the Company immediately prior to such statutory share exchange own, directly or indirectly, immediately after the statutory share exchange 66 2/3% or more of, respectively, the then outstanding common stock and the voting power of the then outstanding voting stock of such parent corporation, and (bb) all holders of any class or series of voting stock of the Company

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                    immediately prior to the statutory share exchange have the right to receive substantially the same per share consideration in exchange for their voting stock of the Company as all other holders of such class or series, or (2) cash with respect to fractional shares of voting stock of the Company or payable as a result of the exercise by holders of voting stock of the Company of statutory dissenters' rights, or

               (C) sell or otherwise dispose of all or substantially all of the assets of the Company (in one transaction or a series of transactions), or

               (D)  liquidate or dissolve the Company.

          "Disability" of an Employee means any physical or mental incapacitation whereby such Employee is therefore unable for a period of 12 consecutive months or for an aggregate of 12 months in any 24 consecutive month period to perform his or her duties to the Company and its Subsidiaries.

          "Disposition" (including the verb "Dispose") means any sale, transfer, assignment, exchange or other disposition (whether by gift, upon liquidation of a corporate Shareholder or otherwise), or pledge or other encumbrance, by a Shareholder, of all or any part of the Shares or Partnership Interests, as the case my be, owned by such Shareholder other than (i) a Transfer by Legal Process, (ii) a sale of Partnership Interests to either or both of Lyle Berman ("Berman") or Morris Goldfarb ("Goldfarb"), (iii) a sale in a Public Offering of Shares of Common Stock that, at the time of such sale, are considered to be Unrestricted Stock, or (iv) in the case of Waller, Rogers or the Investors, or Permitted Transferees of Waller, Rogers or the Investors, a sale in an Open Market Transaction of Shares of Common Stock that, at the time of such sale, are considered to be Unrestricted Stock.

          "Employee" means each of Waller, Rogers and the Managers, as long as such Person shall own any Shares or Partnership Interests.

          "Employment Agreement" means the Employment Agreement of even date herewith between the Company and Waller or the Company and Rogers, as the case may be, as the same may be amended from time to time in accordance with the terms thereof.

          "Event" means the death, Disability, Retirement or Termination of or by Waller or Rogers (other than a Termination by Waller or Rogers without Good Reason on or before the fifth anniversary of the date of this Agreement, or a Termination of Waller or Rogers with Cause).

          "Fair Market Value" means, with respect to any Shares of Common Stock, the fair market value of such Shares as determined pursuant to Article 5.

          "Good Reason", with respect to Waller or Rogers, has the meaning ascribed thereto in such Employee's Employment Agreement.

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          "Investors" means each of the Limited Partnerships, Berman, Goldfarb,
Neil I. Sell, Ercu Ucan and Irving Misel, as long as such Person shall own any Shares or Partnership Interests, and any other Shareholder (including without limitation Melville, in the event it becomes a party to this Agreement) other than the Employees and the Permitted Transferees of the Employees.

          "Lien" means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, encumbrance or other similar claim of any kind in respect of such property or asset.

          "Management Warrant" means the Warrant of even date herewith to purchase 1,200,000 shares of Class A Common Stock (subject to adjustment depending on the number of Shares of Restricted Stock which vest under the Restricted Stock Agreement) issued by the Company to Melville pursuant to the Sale Agreement, together with any warrant or warrants issued in substitution or exchange therefor.

          "Managers" means each of the individuals identified as managers on Schedule A hereto, as long as such Person shall own any Shares or Partnership Interests, and any other Shareholder (other than Waller or Rogers) who, at the time he or she becomes a party to this Agreement, is an employee of the Company or any of its Subsidiaries.

          "Melville" means Melville Corporation, a New York corporation.

          "1933 Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

          "1934 Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

          "Open Market Transaction" means a sale of Shares of Common Stock in an open market transaction at such time as there shall have been a completed Public Offering and shall be a bona fide public market for the Common Stock, such open market transaction being pursuant to a registration statement filed under the 1933 Act or pursuant to Rule 144 (or any successor rule) under the 1933 Act.

          "Original Cost" means (i) in the case of any Shares of Common Stock or Partnership Interests held by a Seller, the per share price originally paid for such security by such Seller or, in the event such Seller acquired such Shares or Partnership Interests in a transfer other than for value (including for this purpose any Transfer by Legal Process), by such Seller's transferor (appropriately adjusted to reflect stock splits, reverse stock splits, stock dividends, conversions and other recapitalizations), and (ii) in the case of any Shares of Preferred Stock held by a Seller, $1,000 per share (appropriately adjusted to reflect stock splits, reverse stock splits, stock dividends, conversions and other recapitalizations), plus any unpaid dividends on such security, determined pursuant to the Articles of Incorporation of the Company, accrued through the date of purchase of such security under this Agreement.

          "Permitted Transferee" means (i) in the case of any Shareholder (other than an Employee or any other natural person or a Limited Partnership), an Affiliate of such Shareholder, (ii) in the case of any Investor who is a natural person, the spouse of such Investor (but only if such Investor shall at all times prior to such Investor's death retain exclusive voting and consensual rights (including without limitation rights to consent to any amendment or termination of this Agreement or any other agreement that the Investor is a party to in the Investor's capacity as a shareholder of the Company) with respect to all Shares at any time held by such spouse), and (iii) in the case of any Shareholder who is a natural person (including without limitation any Employee), any trust solely for the benefit of one or more of such Shareholder and his or her Family Members (as hereinafter defined). "Family Members" of any Shareholder means the spouse of such Shareholder, the parents and lineal descendants of such Shareholder or his or her spouse, and spouses of parents or lineal descendants of such Shareholder or his or her spouse.

          "Person" means an individual, corporation, partnership, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

          "Public Offering" means an underwritten public offering of Common Stock of the Company pursuant to an effective registration statement or other offering document in compliance with applicable Securities Laws; provided, however, that a Public Offering shall not include (i) a public offering of the Warrant, or (ii) an offering pursuant to a registration statement on Form S-4 or Form S-8 under the 1933 Act or any successor forms thereto.

          "Repurchase Event" means the death, Disability, Retirement or Termination of or by a Manager, or the Termination by Waller or Rogers without Good Reason on or before the fifth anniversary of the date of this Agreement, or the Termination of Waller or Rogers with Cause.

          "Restricted Stock" means the 1,200,000 Shares of Class B Common Stock purchased by the Employees under the Manager Stock Purchase Agreement dated as of the date hereof among the Company and the Employees and designated therein or in subscription agreements delivered pursuant thereto as "Restricted Common Stock" (together with any Shares of Common Stock issued in exchange for or in respect of such Shares pursuant to any stock split, reverse stock split, stock dividend, conversion or other recapitalization), other than any such Shares that have vested pursuant to the terms of the Restricted Stock Agreement of even date herewith among the Company and the Employees (the "Restricted Stock Agreement"). If the relevant time for determination of the Shares of Common Stock considered to be Restricted Stock occurs after the close of business on a Measuring Date (as defined in the Restricted Stock Agreement) but prior to notification by the Board of the Employees of the number of Shares vested with respect to such Measuring Date, the Shares that, upon receipt of such notice, would be deemed pursuant to the terms of the Restricted Stock Agreement to have vested as of the close of business on such Measuring Date shall not be considered to be Restricted Stock.

          "Retirement" of an Employee means the retirement at age 65 or older of such Employee from his or her employment with the Company and the Subsidiaries.

          "Sale Agreement" means the Sale Agreement dated as of May 24, 1996 among the Company, Wilsons Center Inc. and Melville.

          "SEC" means the Securities and Exchange Commission.

          "Securities Laws" means the 1933 Act and state blue sky and securities laws.

          "Seller" means (i) a Restricted Stock Seller, a Without Cause Restricted Stock Seller and a For Cause Restricted Stock Seller (as each such term is defined in Section 3.1), (ii) a Repurchase Seller (as such term is defined in Section 3.2), (iii) a Waller or Rogers Seller (as such term is defined in Section 3.3), (iv) a Section 4.1 Seller (as such term is defined in
Section 4.1) and (v) a Section 4.2 Seller (as such term is defined in Section 4.2).

          "Shareholder(s)" means each Person (other than the Company) who shall be a party to this Agreement (including without limitation each such Person holding a Partnership Interest), whether in connection with the execution and delivery hereof as of the date hereof, pursuant to Section 9.2 or otherwise in accordance herewith, so long as such Person shall own any Shares or Partnership Interests.

          "Subsidiary" means any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are at the time directly or indirectly owned by the Company.

          "Termination" means, with respect to any Employee, the termination of such Employee's employment with the Company or a Subsidiary. Whenever the phrase "Termination of" an Employee is used in this Agreement, it shall mean an involuntary Termination by the Company or a Subsidiary. Whenever the phrase "Termination by" an Employee is used in this Agreement, it shall mean a voluntary Termination by such Employee. Neither the transfer of employment between any combination of the Company and its Subsidiaries nor a leave of absence approved by the Board shall be deemed to be a Termination for purposes of this Agreement.

          "Third Party" means a prospective purchaser of Shares or Partnership Interests in a bona fide arm's-length transaction from a Shareholder where such purchaser is not a Permitted Transferee of such Shareholder or any other Person to whom such Shareholder is permitted under Section 2.3 to so transfer such securities without compliance with Article 4.

          "Transfer by Legal Process" means any transfer of any Shares or Partnership Interests of a Shareholder pursuant to such Shareholder's Bankruptcy or pursuant to a levy of execution, foreclosure of pledge, garnishment, attachment, divorce or separation decree or other legal process (other than a transfer of Shares or Partnership Interests upon the death or adjudication of incompetency of a Shareholder to the legal representative or beneficiaries of such Shareholder or his or her estate, as the case may be).

          "Unrestricted Stock" means any Shares of Common Stock other than Shares of Restricted Stock.

          "Waller and Rogers" means (i) Joel Waller ("Waller") and David Rogers ("Rogers") together, or (ii) Rogers alone, in the case of the death, Disability, Retirement or Termination of Waller, or (iii) Waller alone, in the case of the death, Disability, Retirement or Termination of Rogers.

          "Warrant" means the Warrant of even date herewith to purchase 1,500,000 shares of Class A Common Stock issued by the Company to Melville pursuant to the Sale Agreement, together with any warrant or warrants issued in substitution or exchange therefor.

     2.  RESTRICTIONS ON TRANSFER AND ISSUANCE; LEGENDS; PERMITTED TRANSFEREES.

         2.1  General.

         (a) Except as otherwise provided in this Agreement, no Shareholder shall, directly or indirectly, Dispose of any Shares or Partnership Interests. Notwithstanding any other provision in this Agreement to the contrary, except as provided in Sections 2.3 and 3.1, no Employee shall, directly or indirectly, Dispose of any Shares of Common Stock that, at the time of such Disposition, are considered to be Restricted Stock. Any attempt to Dispose of any Shares or Partnership Interests not in compliance with this Agreement shall be null and void and none of the Company, the Limited Partnerships or any transfer agent shall give any effect in the Company's or the Limited Partnerships' records to such attempted transfer.

         (b) Neither of the Limited Partnerships shall offer or sell or otherwise issue or grant any general or limited partnership interests in such Limited Partnership which are not outstanding as of the date of this Agreement without the approval of at least 80% of all of the directors of the Company then serving on the Board.

         2.2  Legend on Securities.

         (a) Each Share and Partnership Interest that is held by any Shareholder shall bear a legend in substantially the following form:

          "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, OFFERED, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OF THE UNITED STATES AND THE SECURITIES REGULATORY AUTHORITIES OF APPLICABLE

          STATES OR UNLESS IN THE WRITTEN OPINION OF COUNSEL TO THE HOLDER REASONABLY ACCEPTABLE TO THE ISSUER THAT IS DELIVERED TO THE ISSUER AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. THIS SECURITY IS ALSO SUBJECT TO AND HAS THE BENEFIT OF A SHAREHOLDER AGREEMENT DATED AS OF MAY 25, 1996, AS THE SAME MAY BE AMENDED FROM TIME TO TIME IN ACCORDANCE WITH THE TERMS THEREOF, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICE OF THE ISSUER."

          (b) If any Shares or Partnership Interests cease to be subject to the restrictions set forth in this Agreement, the Company or the appropriate Limited Partnership, as the case may be, shall, upon the written request of the holder thereof, issue to such holder in exchange for such holder's existing certificate a new certificate evidencing such securities without any legend of the nature of the second sentence of the legend in Section 2.2(a) endorsed thereon.

          2.3 Permitted Transferees. Notwithstanding anything in this Agreement to the contrary, but subject to the next sentence of this Section 2.3,
(a) any Shareholder may at any time transfer, in compliance with all applicable Securities Laws, any or all of his, her or its Shares or Partnership Interests (other than any general Partnership Interest), as the case may be, to one or more of his, her or its Permitted Transferees, (b) Waller and/or Rogers may at any time prior to his death, Disability, Retirement or Termination transfer, in compliance with all applicable Securities Laws, up to an aggregate of 1,000,000 Shares of Common Stock to any Person who at the time of such transfer is an employee of the Company or any Subsidiary thereof, and (c) each of the Limited Partnerships may upon its liquidation at any time following completion of a Public Offering transfer, in compliance with all applicable Securities Laws, all of its Shares to the holders of its Partnership Interests pro rata in accordance with the terms of its limited partnership agreement, in each case without the consent of the Company, either Limited Partnership or any other Shareholder or group of Shareholders and without compliance with Section 2.1 or Article 4; provided, however, in any such case, that the Company or the appropriate Limited Partnership, as the case may be, may request such transferee to provide an opinion of legal counsel reasonably acceptable to the Company or such Limited Partnership, as the case may be, to the effect that such transfer is in compliance with such Securities Laws. Any Person who acquires Shares or Partnership Interests, as the case may be, pursuant hereto shall comply with the provisions of Section 9.2.

          3.   EMPLOYEE STOCK REPURCHASE.

               3.1  Restricted Stock Repurchase Event.

          (a) Upon the occurrence of a Termination of a Manager without Cause (a "Without Cause Restricted Stock Event"), (i) Waller and Rogers shall have an option (subject to Section (c) below) to purchase all or any part of the Shares of Common Stock held by such Manager and his or her Permitted Transferees (the "Without Cause Restricted Stock Seller") that, immediately after the occurrence of such Without Cause Restricted Stock Event, are considered to be Restricted Stock at a purchase price equal to the Original Cost of such Shares; (ii) the Company, to the extent not purchased by Waller or Rogers, shall have an obligation (subject to Section (c) and Section 3.4 below) to purchase all of the remaining unpurchased Shares of Common Stock held by such Without Cause Restricted Stock Seller that, immediately after the occurrence of such Without Cause Restricted Stock Event, are considered to be Restricted Stock at the same purchase price as offered to Waller and Rogers; and (iii) the other Shareholders, to the extent not purchased by Waller, Rogers or the Company, shall have an option (subject to Section (c) below) to purchase all or any part of the remaining unpurchased Shares of Common Stock held by such Without Cause Restricted Stock Seller that, immediately after the occurrence of such Without Cause Restricted Stock Event, are considered to be Restricted Stock at the same purchase price as offered to Waller and Rogers.

          (b) Upon the occurrence of a Termination by Waller or Rogers without Good Reason or a Termination by a Manager or a Termination of an Employee with Cause (each a "For Cause Restricted Stock Event" and, together with a Without Cause Restricted Stock Event, a "Restricted Stock Event"), (i) Waller and Rogers shall have an option (subject to Section (c) below) to purchase all or any part of the Shares of Common Stock held by such Employee and his or her Permitted Transferees (a "For Cause Restricted Stock Seller" and, together with a Without Cause Restricted Stock Seller, a "Restricted Stock Seller") that, immediately after the occurrence of such For Cause Restricted Stock Event, are considered to be Restricted Stock at the lesser of the Original Cost of such Shares or the Fair Market Value of such Shares on the date of such For Cause Restricted Stock Event; (ii) the Company, to the extent not purchased by Waller or Rogers, shall have an option (subject to Section (c) below) to purchase all or any part of the remaining unpurchased Shares of Common Stock held by such For Cause Restricted Stock Seller that, immediately after the occurrence of such For Cause Restricted Stock Event, are considered to be Restricted Stock at the same purchase price as offered to Waller and Rogers; and (iii) the other Shareholders, to the extent not purchased by Waller, Rogers or the Company, shall have an option (subject to Section (c) below) to purchase all or any part of the remaining unpurchased Shares of Common Stock held by such For Cause Restricted Stock Seller that, immediately after the occurrence of such For Cause Restricted Stock Event, are considered to be Restricted Stock at the same purchase price as offered to Waller and Rogers.

          (c) Upon the occurrence of a Restricted Stock Event (or, if later, upon the determination of both (i) the number of Shares of Common Stock held by the Restricted Stock Seller that, immediately after the occurrence of such Restricted Stock Event, are considered to be Restricted Stock and (ii) the Fair Market Value of such Shares of Common Stock, if required), the Restricted Stock Seller shall give a written notice (the "Restricted Stock Notice") to Waller and Rogers, the Company and the other Shareholders stating (i) that a Restricted Stock Event has occurred and the date of such event, (ii) the number of Shares of Common Stock held by the Restricted Stock Seller that, immediately after the occurrence of such Restricted Stock Event, are considered to be Restricted Stock and (iii) the Original Cost per share (and the Fair Market Value per share, if required) of such Shares. The receipt of a Restricted Stock Notice by Waller and Rogers, the Company and the other Shareholders shall constitute an offer (the "Restricted Stock Offer") to sell such Shares of Common Stock pursuant to Section (a) or (b) above. Such offer shall be irrevocable until the expiration of the last option period with respect thereto. During the first 30-day period after receipt of the Restricted Stock Notice by all parties entitled thereto, Waller and Rogers shall have the exclusive right to accept the Restricted Stock Offer by giving written notice to the Restricted Stock Seller, prior to the expiration of such 30-day period, of the number of Shares of Common Stock subject thereto which Waller and Rogers shall purchase. During the ten-day period after completion of the Waller and Rogers 30-day period, to the extent that Waller and Rogers do not accept the Restricted Stock Offer as to all of the Shares of Common Stock subject thereto, the Company shall have the obligation (subject to Section 3.4 below) or the exclusive right, as the case may be, to accept such offer to acquire the remaining Shares of Common Stock subject thereto by giving written notice to the Restricted Stock Seller, prior to the expiration of such ten-day period, of the number of such Shares of Common Stock which the Company shall purchase. During the ten-day period after completion of the Company's ten-day period, to the extent that the Company does not accept the Restricted Stock Offer as to all of the remaining Shares of Common Stock subject thereto, the other Shareholders shall have the right to accept such offer to acquire the remaining Shares of Restricted Stock subject thereto by giving written notice to the Restricted Stock Seller, prior to the expiration of such ten-day period, of the number of such Shares of Common Stock which such Shareholders shall purchase. If any Shares of Common Stock subject to the Restricted Stock Offer are not purchased by Waller, Rogers, the Company or the other Shareholders, the Restricted Stock Seller may retain such remaining Shares of Common Stock, subject to the terms of this Agreement (except for Sections 3.1 and 3.2, which shall no longer apply to such Shares) and the terms of the Restricted Stock Agreement.

          (d) Waller, Rogers, the Company and/or the other Shareholders, as the case may be, shall purchase all Shares of Common Stock with respect to which the Restricted Stock Offer has been accepted as set forth in Section 8.1. A Restricted Stock Offer Notice shall be deemed to constitute a representation and warranty by the Restricted Stock Seller that (i) such Seller has good title to such Shares of Common Stock free of any Liens and (ii) has full power and authority to make such offer and consummate such sale.

          (e) Notwithstanding anything stated herein to the contrary, (i) no Shareholder or the Company may exercise any option otherwise available to it under this Section 3.1 unless it purchases the same percentage of Shares of Common Stock held by the Restricted Stock Seller with respect to which a purchase option is then available to such Shareholder or the Company under
Section 3.2, and (ii) any Forfeited Restricted Shares (as such term is defined in the Restricted Stock Agreement) shall be purchased pursuant to paragraph 4 of the Restricted Stock Agreement (and shall not be subject to any purchase option or obligation under this Section 3.1).

          3.2  Unrestricted Stock Repurchase Event.

          (a) Upon the occurrence of a Repurchase Event, (i) Waller and Rogers shall have an option (subject to Section (b) below) to purchase all or any part of the Shares of Common Stock held by the Employee to whom such Repurchase Event has occurred (or the legal representative or beneficiaries of such Employee or his or her estate, as the case may be) and his or her Permitted Transferees (the "Repurchase Seller") that, immediately after the occurrence of such Repurchase Event, are considered to be Unrestricted Stock at a purchase price equal to the

Fair Market Value of such Shares on the date of such Repurchase Event; (ii) the Company, to the extent not purchased by Waller or Rogers, shall have an obligation (subject to Section (b) and Sections 3.4 and 12.10 below) to purchase all of the remaining unpurchased Shares of Common Stock held by such Repurchase Seller that, immediately after the occurrence of such Repurchase Event, are considered to be Unrestricted Stock at the same purchase price as offered to Waller and Rogers; and (iii) the other Shareholders, to the extent not purchased by Waller, Rogers or the Company, shall have an option (subject to Section (b) below) to purchase all or any part of the remaining unpurchased Shares of Common Stock held by such Repurchase Seller that, immediately after the occurrence of such Repurchase Event, are considered to be Unrestricted Stock at the same purchase price as offered to Waller and Rogers; provided, however, that if the Repurchase Event occurs as a result of the Termination by a Manager on or prior to the fifth anniversary of the date hereof, or a Termination by Waller or Rogers without Good Reason on or prior to the fifth anniversary of the date hereof, or a Termination of an Employee with Cause, the purchase price of such Shares of Common Stock shall be the lesser of the Original Cost of such Shares or the Fair Market Value of such Shares on the date of such Repurchase Event, and the Company's obligation to purchase shall become an option to purchase.

          (b) Upon the occurrence of a Repurchase Event (or, if later, upon the determination of (i) the number of Shares of Common Stock held by the Repurchase Seller that, immediately after the occurrence of such Repurchase Event, are considered to be Unrestricted Stock and (ii) the Fair Market Value of such Shares of Common Stock), the Repurchase Seller shall give a written notice (the "Repurchase Notice") to Waller and Rogers, the Company and the other Shareholders stating (i) that a Repurchase Event has occurred and the date of such event, (ii) the number of Shares of Common Stock held by the Repurchase Seller that, immediately after the occurrence of such Repurchase Event, are considered to be Unrestricted Stock and (iii) the Fair Market Value per share (and the Original Cost per share, if required) of such Shares. The receipt of a Repurchase Notice by Waller and Rogers, the Company and the other Shareholders shall constitute an offer (the "Repurchase Offer") to sell such Shares of Common Stock pursuant to Section (a) above. Such offer shall be irrevocable until the expiration of the last option period with respect thereto. During the first 30-day period after receipt of the Repurchase Notice by all parties entitled thereto, Waller and Rogers shall have the exclusive right to accept the Repurchase Offer by giving written notice to the Repurchase Seller, prior to the expiration of such 30-day period, of the number of Shares of Common Stock subject thereto which Waller and Rogers shall purchase. During the ten-day period after completion of the Waller and Rogers 30-day period, to the extent that Waller and Rogers do not accept the Restricted Stock Offer as to all of the Shares of Common Stock subject thereto, the Company shall have the obligation (subject to Section 3.4 below) or the exclusive right, as the case may be, to accept such offer to acquire the remaining Shares of Common Stock subject thereto by giving written notice to the Repurchase Seller, prior to the expiration of such ten-day period, of the number of such Shares of Common Stock which the Company shall purchase. During the ten-day period after completion of the Company's ten-day period, to the extent that the Company does not accept the Repurchase Offer as to all of the remaining Shares of Common Stock subject thereto, the other Shareholders shall have the right to accept such offer to acquire the remaining Shares of Common Stock subject thereto by giving written notice to the Repurchase Seller, prior to the expiration of such ten-day period, of the number of such Shares of Common Stock which such Shareholders shall purchase. If any

Shares of Common Stock subject to the Repurchase Offer are not purchased by Waller, Rogers, the Company or the other Shareholders, the Repurchase Seller may retain such remaining Shares of Common Stock, subject to the terms of this Agreement (except for Sections 3.1 and 3.2, which no longer apply to such Shares).

          (c) Waller, Rogers, the Company and/or the other Shareholders, as the case may be, shall purchase all Shares of Common Stock with respect to which the Repurchase Offer has been accepted as set forth in Section 8.1. A Repurchase Offer Notice shall be deemed to constitute a representation and warranty by the Repurchase Seller that (i) such Seller has good title to such Shares of Common Stock free of any Liens and (ii) has full power and authority to make such offer and consummate such sale.

          (d) Notwithstanding anything stated herein to the contrary, no Shareholder or the Company may exercise any option otherwise available to it under this Section 3.2 unless it purchases the same percentage of Shares of Common Stock held by the Repurchase Seller with respect to which a purchase option is then available to such Shareholder or the Company under Section 3.1.

          3.3  Waller or Rogers Repurchase Event.

          (a) For 30 days after the determination of Fair Market Value following the occurrence of an Event, the Employee to which such Event has occurred and/or his Permitted Transferees and/or the legal representative or beneficiaries of such Employee or his estate (the "Waller or Rogers Seller") shall have an option to offer to sell all or any part of the Shares of Common Stock held by the Waller or Rogers Seller as set forth in this Section 3.3 (the "Put Option"), but unless such Put Option is exercised, the Waller or Rogers Seller shall not be obligated under this Agreement to sell Shares of Common Stock after an Event. Subject to Section (b) below, (i) Waller or Rogers (not including the Waller or Rogers Seller) shall have an option to purchase all or any part of the Shares of Common Stock subject to the Put Option at a purchase price equal to the Fair Market Value of such Shares on the date of such Event;
(ii) the Company, to the extent not purchased by Waller or Rogers, shall have an obligation (subject to Section 3.4 and 12.10 below) to purchase all of the remaining unpurchased Shares of Common Stock subject to the Put Option at the same purchase price as offered to Waller or Rogers; and (iii) the other Shareholders, to the extent not purchased by Waller, Rogers or the Company, shall have an option to purchase all or any part of the remaining unpurchased Shares of Common Stock subject to the Put Option at the same purchase price as offered to Waller or Rogers.

          (b) The Waller or Rogers Seller shall, to the extent such Waller or Rogers Seller is exercising the Put Option, give a written notice (the "Put Notice") to Waller or Rogers (not including the Waller or Rogers Seller), the Company and the other Shareholders stating (i) that an Event has occurred and the date of such event, (ii) the number of Shares of Common Stock held by the Waller or Rogers Seller available for purchase pursuant to the Put Option and
(iii) the Fair Market Value per share of such Shares of Common Stock. The receipt of a Put Notice by Waller or Rogers, the Company and the other Shareholders shall constitute an offer (the "Put Offer") to sell such Shares of Common Stock pursuant to Section (a) above. Such offer shall be irrevocable until the expiration of the last option period with respect thereto. During the first 30-day period after receipt of the Put Notice by all parties entitled thereto, Waller or Rogers (not including the Waller or Rogers Seller) shall have the exclusive right to accept the Put Offer by giving written notice to the Waller or Rogers Seller, prior to the expiration of such 30-day period, of the number of Shares of Common Stock subject thereto which Waller or Rogers shall purchase. During the ten-day period after completion of the Waller or Rogers 30-day period, to the extent that Waller or Rogers does not accept the Put Offer as to all of the Shares of Common Stock subject thereto, the Company shall have the obligation (subject to Section 3.4 below) or the exclusive right, as the case may be, to accept such offer to acquire the remaining Shares of Common Stock subject thereto by giving written notice to the Waller or Rogers Seller, prior to the expiration of such ten-day period, of the number of such Shares of Common Stock which the Company shall purchase. During the ten-day period after completion of the Company's ten-day period, to the extent that the Company does not accept the Put Offer as to all of the remaining Shares of Common Stock subject thereto, the other Shareholders shall have the right to accept such offer to acquire the remaining Shares of Common Stock subject thereto by giving written notice to the Waller or Rogers Seller, prior to the expiration of such ten-day period, of the number of such Shares of Common Stock which such Shareholders shall purchase.

          (c) Waller or Rogers (not including the Waller or Rogers Seller), the Company and/or the other Shareholders, as the case may be, shall purchase all Shares of Common Stock with respect to which the Put Offer has been accepted as set forth in Section 8.1. A Put Offer Notice shall be deemed to constitute a representation and warranty by the Waller or Rogers Seller that (i) such Seller has good title to such Shares of Common Stock free of any Liens and (ii) has full power and authority to make such offer and consummate such sale.

          3.4 Legal Inability to Purchase. If the Company has an obligation under this Section 3 to purchase any Shares owned by a Seller, but is legally prohibited from purchasing all of such Shares, the Company shall purchase the number of such Shares, if any, that it may legally purchase, and shall inform each other Shareholder in writing by the end of the Company's ten-day period of its legal inability to purchase the remainder of such Shares. The Shares of the Seller so purchased by the Company shall be allocated proportionately among such Seller's Restricted and Unrestricted Stock.

     4.  RIGHT OF FIRST REFUSAL; TRANSFERS BY LEGAL PROCESS; CO-SALE RIGHTS.

          4.1  Right of First Refusal.

          (a) Subject to Section (e) below, if any Shareholder (a "Section 4.1 Seller") desires to Dispose of any Shares or Partnership Interests to a Third Party, (i) Waller (unless he is the Section 4.1 Seller) and Rogers (unless he is the Section 4.1 Seller) shall have an option (subject to Section (b) below) to purchase all or any part of the Shares or Partnership Interests, as the case may be, subject to such Disposition at, if the desired Disposition is for value, the Third Party Price (as hereinafter defined) of such Shares or Partnership Interests or, if the desired Disposition is other than for value, the Original Cost of such Shares or Partnership Interests; (ii) if the Section 4.1 Seller is Waller or Rogers, Berman and Goldfarb, to the extent not purchased by Waller or Rogers, shall have an option (subject to Section (b) below) to purchase all or any part of the remaining unpurchased Shares or Partnership Interests, as the case may be, subject to such Disposition at the same purchase price offered to Waller or Rogers; (iii) the Company, to the extent not purchased by Waller, Rogers or, if applicable pursuant to clause (ii) hereof, Berman or Goldfarb, shall have an option (subject to Section (b) below) to purchase all or any part of the remaining unpurchased Shares or Partnership Interests, as the case may be, subject to such Disposition at the same purchase price as offered to Waller and Rogers; and (iv) the other Shareholders (including Berman and Goldfarb, if the Section 4.1 Seller is other than Waller or Rogers), to the extent not purchased by Waller, Rogers, the Company or, if applicable pursuant to clause (ii) hereof, Berman or Goldfarb, shall have an option (subject to Section (b) below) to purchase all or any part of the remaining unpurchased Shares or Partnership Interests, as the case may be, subject to such Disposition at the same purchase price as offered to Waller and Rogers. "Third Party Price" of any Shares or Partnership Interests means the price per share (or, if the consideration to be paid in the desired Disposition is other than cash, the fair market value per share of the non-cash consideration) that the Third Party has offered in writing to pay for such Shares or Partnership Interests. In the case of any proposed pledge or encumbrance of Shares or Partnership Interests, "Third Party Price" means the fair market value per share of the cash or other property to be received upon the security of such Shares or Partnership Interests.

          (b) The Section 4.1 Seller shall give written notice (a "Section 4.1 Offer Notice") to Waller, Rogers, Berman, Goldfarb, the Company and the other Shareholders stating (i) that such Section 4.1 Seller desires to effect such a Disposition, (ii) the number of Shares or Partnership Interests, as the case may be, proposed to be Disposed of and the identity of the Third Party offering to acquire such Shares or Partnership Interests, (iii) the Original Cost per share of such Shares or Partnership Interests, as the case may be, if applicable, (iv) the Third Party Price per share for such Shares or Partnership Interests, as the case may be, if applicable, and (v) the other material terms and conditions of such Disposition. The receipt of a Section 4.1 Offer Notice by Waller, Rogers, Berman, Goldfarb, the Company and such other Shareholders from any Section 4.1 Seller shall constitute an offer (the "Section 4.1 Offer") by such Section 4.1 Seller to sell such Shares or Partnership Interests, as the case may be, pursuant to Section (a) above. Such offer shall be irrevocable until the expiration of the last option period with respect thereto. During the first 30-day period after receipt of the Section 4.1 Offer Notice by all parties entitled thereto, Waller (unless he is the Section 4.1 Seller) and Rogers (unless he is the Section 4.1 Seller) shall have the exclusive right to accept the Section 4.1 Offer by giving written notice to such Section 4.1 Seller, prior to the expiration of such 30-day period, of the number of Shares or Partnership Interests, as the case may be, subject thereto which Waller and Rogers shall purchase. If the Section 4.1 Seller is Waller or Rogers, during the ten-day period after completion of the Waller and Rogers 30-day period, to the extent that Waller or Rogers does not accept the Section 4.1 Offer as to all of the Shares or Partnership Interests, as the case may be, subject thereto, Berman and Goldfarb shall have the exclusive right to accept such offer as to the remaining Shares or Partnership Interests, as the case may be, subject thereto by giving written notice to such Section 4.1 Seller, prior to the expiration of such ten-day period, of the number of such Shares or Partnership Interests, as the case may be, which Berman and Goldfarb shall purchase. During the ten-day period after completion of the Berman and Goldfarb ten-day period, if the Section 4.1 Seller is Waller or Rogers, otherwise during the ten-day period after completion of the Waller and Rogers ten-day period, to the extent that Waller and Rogers and/or Berman and Goldfarb, as the case may be, do not accept the Section 4.1 Offer as to all of the Shares or Partnership Interests, as the case may be, subject thereto, the Company shall have the exclusive right to accept such offer as to the remaining Shares or Partnership Interests, as the case may be, subject thereto by giving written notice to such
Section 4.1 Seller, prior to the expiration of such ten-day period, of the number of such Shares or Partnership Interests, as the case may be, which the Company shall purchase. During the ten-day period after completion of the Company's ten-day period, to the extent that the Company has not accepted the
Section 4.1 Offer as to all of the remaining Shares or Partnership Interests, as the case may be, subject thereto, the other Shareholders (including Berman and Goldfarb, if the Section 4.1 Seller is other than Waller or Rogers) shall have the right to accept such offer as to the remaining Shares or Partnership Interests, as the case may be, subject thereto by giving written notice to such
Section 4.1 Seller, prior to the expiration of such ten-day period, of the number of such Shares or Partnership Interests, as the case may be, which the other Shareholders shall purchase.

          (c) Waller, Rogers, Berman, Goldfarb, the Company and/or the other Shareholders, as the case may be, shall purchase all Shares or Partnership Interests, as the case may be, with respect to which the Section 4.1 Offer has been accepted as set forth in Section 8.1. A Section 4.1 Offer Notice shall be deemed to constitute a representation and warranty by the Section 4.1 Seller that (i) such Seller has good title to such Shares or Partnership Interests, as the case may be, free of any Liens and (ii) has full power and authority to make such offer and consummate such sale.

          (d) Upon the failure to accept the Section 4.1 Offer with respect to all of the Share or Partnership Interests, as the case may be, subject thereto within the option periods referred to above there shall commence upon the expiration of the last such option period a 90-day period during which the
Section 4.1 Seller shall have the right to effect a Disposition to the Third Party named in the Section 4.1 Offer Notice of all of the remaining Shares or Partnership Interests, as the case may be, subject to the 4.1 Offer on substantially the same terms and conditions as were set forth in the Section 4.1 Offer Notice and, if applicable, at a price not less than the Third Party Price; provided, however, that (i) such Third Party shall have complied with Section
9.2 hereof and (ii) the Company, in the case of a Disposition of Shares, or the applicable Limited Partnership, in the case of a Disposition of Partnership Interests, shall have received an opinion of legal counsel reasonably acceptable to it to the effect that the Disposition to such Third Party is not in violation of the Securities Laws. If such Section 4.1 Seller does not consummate the sale of the Shares or Partnership Interests, as the case may be, subject to the
Section 4.1 Offer in accordance with the foregoing limitations, such Shareholder may not sell such Shares or Partnership Interests without repeating the foregoing procedures.

          (e) Notwithstanding anything in this Agreement to the contrary, the provisions of this Section 4.1 will not be applicable to Dispositions made pursuant to and in compliance with Article 3 of this Agreement or pursuant to the exercise of any right of co-sale granted under Section 4.3 of this Agreement.

          (f) Notwithstanding anything in this Section 4.1 to the contrary, if Melville shall at any time become subject to this Agreement and thereafter desire to Dispose of any Shares or Partnership Interests to a Third Party, the order of priority of the options granted under this Section 4.1 to purchase all of any part of the Shares or Partnership Interests, as the case may be, subject to such Disposition shall change, such that (i) the Company (rather than Waller and Rogers) shall have the first such option, (ii) Waller and Rogers (rather than the Company) shall have the second such option, and (iii) the other Shareholders shall continue to have the third such option; and all provisions of this Section 4.1 shall be enforced and applied with such adjustments therein as may be reasonable in light of such change.

          4.2  Transfers by Legal Process.

          (a) Upon any Transfer by Legal Process of any Shares or Partnership Interests of a Shareholder, (i) Waller (unless he was the transferor) and Rogers (unless he was the transferor) shall have an option (subject to Section (b) below) to purchase all or any part of the Shares or Partnership Interests, as the case may be, acquired pursuant to such Transfer by Legal Process at the lesser of the Original Cost of such Shares or Partnership Interests or the fair market value per share of the consideration, if any, paid for such Shares or Partnership Interests by the transferee or successor in title thereto in such Transfer by Legal Process; (ii) the Company, to the extent not purchased by Waller or Rogers, shall have an option (subject to Section (b) below) to purchase all or any part of the remaining unpurchased Shares or Partnership Interests, as the case may be, acquired pursuant to such Transfer by Legal Process at the same purchase price as offered to Waller and Rogers; and (iii) the other Shareholders, to the extent not purchased by Waller, Rogers or the Company, shall have an option (subject to Section (b) below) to purchase all or any part of the remaining unpurchased Shares or Partnership Interests, as the case may be, acquired pursuant to such Transfer by Legal Process at the same purchase price as offered to Waller and Rogers.

          (b) The transferee or successor in title to the Shares or Partnership Interests, as the case may be, subject to such Transfer by Legal Process (a "Section 4.2 Seller") shall give written notice (a "Section 4.2 Offer Notice") to Waller, Rogers, the Company and the other Shareholders stating (i) that such Transfer by Legal Process has occurred, (ii) the number of Shares or Partnership Interests, as the case may be, acquired pursuant to such Transfer by Legal Process, (iii) the Original Cost per share of such Shares or Partnership Interests, as the case may be, and (iv) the fair market value per share of the consideration, if any, paid for such Shares or Partnership Interests by the
Section 4.2 Seller in such Transfer by Legal Process and the other material terms and condition upon which such Shares or Partnership Interests, as the case may be, were acquired by the Section 4.2 Seller pursuant to such Transfer by Legal Process. The receipt of a Section 4.2 Offer Notice by Waller, Rogers, the Company and such other Shareholders from any Section 4.2 Seller shall constitute an offer (the "Section 4.2 Offer") by such Section 4.2 Seller to sell such Shares or Partnership Interests, as the case may be, pursuant to Section (a) above. Such offer shall be irrevocable until the expiration of the last option period with respect thereto. During the first 30-day period after receipt of the
Section 4.2 Offer Notice by all parties entitled thereto, Waller (unless he was the transferor) and Rogers (unless he was the transferor) shall have the exclusive right to accept the Section 4.2 Offer by giving written notice to the
Section 4.2

Seller, prior to the expiration of such 30-day period, of the number of Shares or Partnership Interests, as the case may be, subject thereto which Waller and Rogers shall purchase. During the ten-day period after completion of the Waller and Rogers 30-day period, to the extent Waller and Rogers do not accept the
Section 4.2 Offer as to all of the Shares or Partnership Interests, as the case may be, subject thereto, the Company shall have the exclusive right to accept such offer to acquire the remaining Shares or Partnership Interests, as the case may be, subject thereto by giving written notice to the Section 4.2 Seller, prior to the expiration of such ten-day period, of the number of such Shares or Partnership Interests, as the case may be, which the Company shall purchase. During the ten-day period after completion of the Company's ten-day period, to the extent that the Company does not accept the Section 4.2 Offer as to all of the remaining Shares or Partnership Interests, as the case may be, subject thereto, the other Shareholders shall have the right to accept such offer to acquire the remaining Shares or Partnership Interests, as the case may be, subject thereto by giving written notice to the Section 4.2 Seller, prior to the expiration of such ten-day period, of the number of such Shares or Partnership Interests, as the case may be, which such Shareholders shall purchase. If any Shares or Partnership Interests, as the case may be, subject to the Section 4.2 Offer are not purchased by Waller, Rogers, the Company or the other Shareholders, the Section 4.2 Seller may retain such remaining Shares or Partnership Interests, subject to the terms of this Agreement.

          (c) Waller, Rogers, the Company and/or the other Shareholders, as the case may be, shall purchase all Shares or Partnership Interests, as the case may be, with respect to which the Section 4.2 Offer has been accepted as set forth in Section 8.1. A Section 4.2 Offer Notice shall be deemed to constitute a representation and warranty by the Section 4.2 Seller that (i) such Seller has good title to such Shares or Partnership Interests, as the case may be, free of any Liens and (ii) has full power and authority to make such offer and consummate such sale.

          4.3  Co-Sale Rights.

          (a) In addition to any incidental rights of co-sale which the Shareholders might have in connection with "piggy-back" registration rights granted by the Registration Rights Agreement dated as of the date hereof among the Company, certain of the other parties hereto and Melville, each of the Shareholders agrees not to sell for value any Shares of Common Stock owned by such Shareholder (other than a sale (i) made pursuant to and in compliance with Article 3 of this Agreement, (ii) in a Public Offering, (iii) in the case of Waller, Rogers or the Investors, or Permitted Transferees of Waller, Rogers or the Investors, in an Open Market Transaction or (iv) to Permitted Transferees of such Shareholder or to any other Person to whom such Shareholder is permitted under Section 2.3 to so transfer such Shares without compliance with Article 4) without permitting each other Shareholder holding Shares of Common Stock that, upon consummation of such sale, would be considered to be Unrestricted Stock to participate as a seller in such transaction such that each such Shareholder exercising a right of co-sale hereunder shall be entitled to sell, in connection with such transaction, a percentage of the total number of Shares of Common Stock which the purchaser is willing to acquire in such transaction equal to such Shareholder's percentage ownership of all of the outstanding Shares of Common Stock owned by the Shareholder proposing the sale and the Shareholders exercising rights of co-sale under this Agreement that, upon consummation of such sale, would be considered to be Unrestricted Stock.

          (b) Before accomplishing or entering into a binding contract for any sale for value of Shares of Common Stock that would be covered by the rights of co-sale granted by Section (a) above, each Shareholder agrees to give each other Shareholder holding Shares of Common Stock that, upon consummation of such sale, would be considered to be Unrestricted Stock prompt written notice of any such proposed sale (a "Sale Proposal"), stating the material terms and conditions of the Sale Proposal. Such other Shareholders each agree to notify the Shareholder giving such written notice (the "Proposing Party") within 20 Business Days after receipt of such notice as to whether they wish to exercise their rights of co-sale and participate in the Sale Proposal, and thereafter all negotiations leading to the consummation of the Sale Proposal shall be conducted under the collective control of the Proposing Party and those other Shareholders exercising their rights of co-sale hereunder, provided that nothing herein stated shall preclude the Proposing Party from selling such party's Shares of Common Stock following the exercise of co-sale rights by one or more other Shareholders if the Proposing Party sells such party's Shares of Common Stock on finally negotiated terms and conditions which are unacceptable to such other Shareholders following such negotiations. Failure by a Shareholder to respond within such 20-Business Day period shall be deemed to be a declination of such Shareholder's right of co-sale with respect to such Sale Proposal, provided that
(i) such Sale Proposal is fully consummated within 90 days after the expiration of such 20-Business Day period and (ii) the terms of the actual transaction are in all material respects the same as those set forth in the notice given by the Proposing Party to the other Shareholders hereunder. Failure to meet either of the foregoing conditions shall again subject the Shares of Common Stock covered by the Sale Proposal to the other Shareholders' rights of co-sale.

     5.   DETERMINATION OF FAIR MARKET VALUE.

          5.1 General. The Fair Market Value of any Shares of Common Stock purchased under this Agreement shall be (a) prior to the completion of an initial Public Offering, determined in accordance with Section 5.2 below, and
(b) after the completion of an initial Public Offering, determined in accordance with Section 5.3 below.

          5.2 Appraisal. In the event that any option or obligation to purchase Shares of Common Stock arises under this Agreement, the Seller and the Company shall attempt in good faith for at least 15 days after the first attempt by either such party to agree upon the Fair Market Value per share of such Shares of Common Stock. At any time after the expiration of such 15-day period, either the Seller or the Company may make a written demand, delivered or sent to the other such party, that an appraisal be conducted to determine the Fair Market Value per share of such Shares of Common Stock, in which case such Fair Market Value shall be determined by an appraiser selected by the mutual agreement of the Company and the Seller. If such parties cannot reach mutual agreement on a single appraiser within 15 days after a demand for an appraisal has been made, each such party shall select an appraiser that is a nationally or regionally recognized investment banking firm, and the appraisers so selected shall select an independent appraiser that is not related to and does not have any material business relationship with the

Company, the Seller or any other Shareholder and is a nationally or regionally recognized investment banking firm, in which case the applicable Fair Market Value shall be the appraised fair market value which is determined by such independent appraiser. Any appraisal shall reflect the value of the Company on a going concern basis (so long as the Company is not insolvent and is otherwise a "going concern" as defined by generally accepted accounting principles), without regard to minority shareholder discounts or key man life or disability insurance benefiting the Company and, in the case of Shares of Common Stock that are at the relevant time considered to be Restricted Stock, without regard to the fact that the same had not yet vested at such time pursuant to the terms of the Restricted Stock Agreement, but shall take into consideration earnings and any other general or specific economic indicators and circumstances deemed by the appraiser to be relevant and appropriate. The fees and expenses of appraisal shall be borne by the Company.

          5.3 Fair Market Value After an Initial Public Offering. Upon completion of an initial Public Offering, the Fair Market Value per share of any Shares of Common Stock subject to any purchase option or obligation shall equal:

          (a) the closing price of a Share of Common Stock on the date of the event giving rise to a need to calculate Fair Market Value or, if no sale of Shares of Common Stock shall have occurred on that date, on the next preceding day on which a sale of Shares of Common Stock occurs:

               (i) on the composite tape for New York Stock Exchange listed shares; or

               (ii) if Shares of Common Stock are not quoted on the composite tape for New York Stock Exchange listed shares, on the principal United States Securities Exchange registered under the 1934 Act on which Shares of Common Stock are listed; or

               (iii) if Shares of Common Stock are not listed on any such exchange, on the Nasdaq National Market; or

          (b) if clause (a) is inapplicable, the mean between the closing "bid" and the closing "asked" quotation of a Share of Common Stock on the date of the event giving rise to a need to calculate Fair Market Value or, if no closing bid or asked quotation is made on that date, on the next preceding day on which a quotation is made, on the Nasdaq SmallCap Market or any system then in use.

     6.   PREEMPTIVE RIGHTS.

          6.1 General Rights. Except as provided below, prior to the completion of an initial Public Offering (a) the Company shall not issue any shares of Common Stock (or any options, warrants or other rights to purchase or subscribe for shares of Common Stock or securities convertible into shares of Common Stock) unless each Shareholder who holds Shares of Common Stock is offered the right to purchase, at the same price and on the same terms proposed to be issued and sold, such amount of such shares of Common Stock (the "Common Stock Maintenance Securities") as is necessary for such Shareholder to maintain its Percentage Ownership (as hereinafter defined) of Common Stock as it existed immediately prior to such issuance (the "Common Stock Preemptive Rights"), and
(b) the Company shall not issue any shares of Preferred Stock (or any options, warrants or other rights to purchase or subscribe for shares of Preferred Stock or securities convertible into shares of Preferred Stock) unless each Shareholder that holds Shares of Preferred Stock is offered the right to purchase, at the same price and on the same terms proposed to be issued and sold, such amount of such shares of Preferred Stock (the "Preferred Stock Maintenance Securities" and together with the Common Stock Maintenance Securities, the "Maintenance Securities") as is necessary for such Shareholder to maintain its Percentage Ownership of Shares of Preferred Stock as it existed immediately prior to such issuance (the "Preferred Stock Preemptive Rights" and, together with the Common Stock Preemptive Rights, the "Preemptive Rights"). Such offer shall be made by written notice given to each Shareholder entitled to receive such offer and shall specify therein the number of shares of Common Stock or Preferred Stock, as the case may be, being offered, and the purchase price and other material terms and conditions of such offer. Each Shareholder shall have the right, during the period specified in Section 6.2, to accept the offer for any or all of such Shareholder's Maintenance Securities.

          6.2 Waiver. Any Shareholder who does not deliver to the Company written notice of acceptance of any offer made pursuant to Section 6.1 within 20 Business Days after such offer has been made (a "Waiving Shareholder") shall be deemed to have waived such Shareholder's right to purchase all or any part of his, her or its Maintenance Securities (including, if the Maintenance Securities include options, warrants or other rights to acquire other securities, or securities convertible into other securities, such other securities), but only if such Maintenance Securities are issued by the Company to others within 90 days after the expiration of such 20-Business Day period on terms and conditions which are in all material respects the same as those set forth in the offer to such Waiving Shareholder. If any Shareholder becomes a Waiving Shareholder with respect to a particular offering, such Shareholder shall still be entitled to his, hers or its preemptive rights under Section 6.1 with respect to future offerings.

          6.3 Classes of Common Stock. If a Shareholder accepts in accordance with this Article 6 an offer for any or all of his, her or its Common Stock Maintenance Securities, such securities shall be issued by the Company to such Shareholder as shares of the same class or classes as the Shares of Common Stock held by such Shareholder immediately prior to such issuance (allocated among such classes, if more than one, in proportion to the total number of such Shares in each such class).

          6.4 Limitations. The Preemptive Rights set forth above shall not apply to (i) the grant of options to purchase Common Stock or the issuance of Common Stock to, or the exercise of options to purchase Common Stock by, any employees of the Company or any of its Subsidiaries, (ii) the exercise of the Warrant or the Management Warrant by Melville, (iii) the conversion of Shares of Common Stock of any class into Shares of Common Stock of another class or Shares of Common Stock without class designation pursuant to the articles of incorporation of the Company, (iv) the issuance of securities upon the exercise of rights to purchase securities of the Company or the conversion of securities of the Company as set forth in (i), (ii) or (iii) above, (v) the issuance of securities pursuant to any stock split, stock dividend or other similar stock recapitalization, (vi) the issuance of Common Stock pursuant to an initial Public Offering, (vii) the issuance of securities pursuant to a plan of merger, reorganization or exchange or in consideration for the acquisition of another company or (viii) the issuance of securities for consideration other than money.

          6.5 Percentage Ownership. As used herein, the term "Percentage Ownership" means, with respect to any Shareholder, the quotient of the number of Shares of Common Stock or Preferred Stock, as the case may be, that such Shareholder owns immediately prior to the proposed issuance, divided by the total number of Shares of Common Stock or Preferred Stock, as the case may be, outstanding immediately prior to the proposed issuance.

     7.   PAYMENT.

          7.1 Manner of Purchase by the Company and the Shareholders. The entire purchase price payable by the Company and the Shareholders for any Shares or Partnership Interests purchased by them under this Agreement shall be payable in cash on the date of closing provided in Section 8.1.

          7.2 Alternative Manner of Purchase for Shares or Partnership Interests Subject to a Proposed Disposition or Transfer by Legal Process. Notwithstanding anything to the contrary in Section 7.1, (a) any Shares or Partnership Interests subject to an option arising in connection with a proposed Disposition for value may, at the discretion of the holder of such option, be purchased upon either the terms set forth in Section 7.1 or the terms, as to manner of purchase, of the proposed Disposition, and (b) any Shares or Partnership Interests subject to an option arising in connection with a Transfer by Legal Process for value may, at the discretion of the holder of such option, be purchased upon either the terms set forth in this Section 7.1 or the same terms, as to manner of purchase, as those upon which they were acquired by the
Section 4.2 Seller.

     8.   CLOSING.

          8.1 Duties of Company, Seller and Shareholders. Except as otherwise set forth in Sections 3 or 4, on the first Business Day to occur at least 30 days after the exercise, waiver and/or expiration of all option and/or obligation periods as provided in Sections 3 or 4, the Company and/or purchasing Shareholders, as the case may be, shall tender to the Seller the purchase price for such Shares or Partnership Interests, as the case may be, in the form(s) required under Article 7. Coincident with the payment of said purchase price, the Seller shall deliver the certificate or certificates representing such Shares or Partnership Interests, as the case may be, to the purchaser(s), duly endorsed in blank for transfer of record upon the books of the Company or the Limited Partnership, as the case may be (accompanied, if the Seller is other than a natural person, by a duly certified copy of evidence of the incumbency and authority of the Person purporting to act as or on behalf of the Seller and, if the Seller is the legal representative or beneficiary of a Shareholder or his or her estate, by a duly certified copy of evidence of such

Seller's status as such). The purchaser(s) shall be entitled to require such additional evidence of good title and right and power to transfer good title to such Shares free and clear of all Liens, as they shall reasonably request. If there is more than one purchaser, the purchasers' obligations to the Seller shall be several and not joint, and the Seller's obligations to each purchaser shall not be conditioned upon the performance of this Agreement by the other purchasers.

     9.   CONSENT TO AGREEMENT.

          9.1 Filing of Agreement. An executed counterpart of this Agreement shall be put and remain on file at the principal executive office of the Company and the principal executive office of each Limited Partnership.

          9.2 Written Consent to Agreement. No sale, transfer, assignment, exchange or other disposition of Shares or Partnership Interests shall be made by a Shareholder to any Person other than the Company or another Shareholder unless and until such Person shall agree in writing to take such Shares or Partnership Interests subject to, and shall subscribe in writing to the terms and conditions of, this Agreement. Any Person who so agrees in writing to take Shares or Partnership Interests subject to, and subscribes in writing to the terms and conditions of, this Agreement, shall be a party to this Agreement entitled to the benefits thereof and bound thereby.

     10.  TERMINATION.

          10.1 Termination Upon Certain Events. This Agreement shall terminate upon the bankruptcy, receivership or dissolution of the Company and, except to the extent set forth in Section 10.4, upon the voluntary written agreement of the Company, the holders of at least 80% of the Shares of Common Stock then outstanding and the holders of at least a majority of the Shares of Preferred Stock then outstanding. Except to the extent set forth in Section 10.4, this Agreement (other than, in the case of a Control Transaction, Sections 4.3 and Article 6 hereof) shall also terminate upon the first to occur of (i) a Control Transaction or (ii) the latter of the second anniversary of the date hereof or the completion of a Public Offering, except with respect to purchases or sales of Shares or Partnership Interests triggered by events or circumstances occurring prior to the first to occur of an event described in clause (i) or
(ii) hereof.

          10.2 Transfer of All Shares. Upon the sale or other transfer of all the Shares and Partnership Interests owned by a Shareholder, such Shareholder shall no longer be entitled to the benefits of this Agreement.

          10.3 Public Offering; Open Market Transactions. This Agreement shall not be applicable to Shares of Common Stock that have been transferred in a Public Offering or Open Market Transaction; and transferees of such Shares of Common Stock in such Public Offering or Open Market Transaction and their subsequent transferees shall not be deemed to be Shareholders or be required to comply with Section 9.2 or be bound by or entitled to any benefits of this Agreement solely by reason of such transfers.

          10.4 Restricted Stock. Notwithstanding anything in this Agreement to the contrary, subject to the terms of the Restricted Stock Agreement, as long as any Shares of Common Stock are considered to be Shares of Restricted Stock hereunder, the terms of this Agreement shall remain in effect as to such Shares of Restricted Stock.

     11.  NOTICES; EXERCISE OF OPTIONS; WAIVERS.

          11.1  Additional Information in the Event of a Proposed
Disposition. Any holder of an option hereunder may, in the event of a proposed Disposition and prior to the purchase of any Shares or Partnership Interests, require the Seller to furnish written evidence of a bona fide offer of the proposed transferee to purchase such Shares or Partnership Interests. Such information shall be provided promptly by the Seller.

          11.2 Notices by the Company and Optionees. Each notice required or permitted to be given under this Agreement by the Company or any Shareholder holding an option hereunder, including but not limited to a notice of exercise, waiver or expiration of any option, shall be given by the Company or the optionee to all other parties to this Agreement simultaneously by means identical to that by which the notice is given to the Seller.

          11.3 Method of Sending Notices. Every notice to be given pursuant to this Agreement shall be delivered personally, or sent by certified or registered mail, postage prepaid. Notice delivered personally shall be deemed given when delivered; notice mailed shall be deemed given when properly mailed. Notice mailed to the Company shall be addressed to its principal executive office, to the attention of the Company's chief executive officer and chief financial officer. Notice mailed to any Shareholder shall be addressed to the Shareholder's address indicated on Schedule A to this Agreement or to such other address as such Shareholder shall specify by written notice to the Company and all other Shareholders.

          11.4 Failure to Give Required Notice. If any party hereto fails to give on a timely basis any notice required by this Agreement of any event or circumstance giving rise to a purchase option or obligation hereunder, the Company or any other party that discovers such failure shall promptly give notice thereof to the remaining parties to the end that the applicable provisions in this Agreement will thereafter be promptly enforced and applied with such adjustments in the periods specified herein as may be reasonable in the circumstances.

          11.5 Waivers. Any party to this Agreement may irrevocably waive any rights of such party hereunder by giving notice of such waiver to the other parties hereto in the manner of giving notice generally specified elsewhere in this Agreement. Exercise of an option as to some, but not all, Shares or Partnership Interests subject to the option shall be deemed such a waiver of the option with respect to the Shares or Partnership Interests not covered by the option exercise.

          11.6 Proportional Purchases. If more than one Shareholder has an option of the same priority granted under Section 3 or 4 hereof, then, unless a different allocation is agreed upon by all of the Shareholders exercising such option, each Shareholder exercising such option shall be entitled to purchase the same proportion of the Shares or Partnership Interests, as the case may be, subject to such option as the total number of Shares of Common Stock owned by such Shareholder on the first day such option becomes exercisable bears to the total number of Shares of Common Stock owned by all of the Shareholders exercising such option on the first day such option becomes exercisable.

     12.  MISCELLANEOUS.

          12.1 Interested Shareholder. Any determination by the Company to exercise or not exercise an option or to take or not take any other action under this Agreement shall be made, if and to the extent permitted by law, without any participation, directly or indirectly, of the Shareholder whose Shares or Partnership Interests are subject to the matter in question or of any Affiliate of such Shareholder, whether in any such Person's capacity as shareholder, director, officer or employee of the Company; and all parties agree to be bound by the actions of a majority of those shareholders or directors, excluding the interested Shareholder and such Shareholder's Affiliates, acting in connection with any such issue without regard to quorum or voting requirements specified in the articles of incorporation and/or bylaws of the Company or which would otherwise apply under the Minnesota Business Corporation Act or other applicable statute or law.

          12.2 Equitable Remedies. The parties hereto agree that the failure of any party to perform any obligation or duty under this Agreement will cause irreparable harm to the parties willing to perform their obligations and duties herein, which harm cannot be adequately compensated by money damages. It is further agreed by the parties hereto that an order of specific performance or for injunctive relief against a party or parties in default under the terms of this Agreement would be equitable and would not work a hardship on the defaulting party or parties. Accordingly, in the event of a default by any party hereto, a non-defaulting party, in addition to whatever other remedies are or might be available at law or in equity, shall have the right to compel specific performance by (or to obtain injunctive relief against) the defaulting party or parties as to any obligation or duty created by this Agreement or any breach thereof.

          12.3 Complete Agreement. This Agreement, the Restricted Stock Agreement and all other instruments and documents referred to herein and therein constitute the entire understanding and agreement among the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect to such subject matter. There are no agreements, understandings, restrictions, representations or warranties among the parties relating to the subject matter hereof, except for those expressly set forth in this Agreement, the Restricted Stock Agreement or any other instruments or documents referred to herein or therein.

          12.4 Amendment. This Agreement may be altered, amended or terminated by a writing signed by the Company, the holders of at least 80% of the Shares of Common Stock then outstanding and the holders of a majority of the Shares of Preferred Stock then outstanding.

          12.5 Benefit and Assignment. This Agreement shall bind and inure to the benefit of the parties hereto, their personal representatives, heirs, successors and assigns.

          12.6 Severability. If any provision or application of this Agreement is held unlawful or unenforceable in any respect, such illegality or unenforceability shall not affect other provisions or applications which can be given effect, and this Agreement shall be construed as if the unlawful or unenforceable provision or application had never been contained herein or prescribed hereby.

          12.7 Governing Law. This Agreement shall be construed and governed by and according to the laws of the State of Minnesota.

          12.8 Counterparts. This Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

          12.9 Table of Contents and Captions. The Table of Contents attached to this Agreement, and the captions preceding the Sections of this Agreement, are for convenience only, and shall not affect the interpretation of this Agreement.

          12.10 Company Option. Notwithstanding anything in this Agreement to the contrary, after a Public Offering any obligation of the Company to purchase Shares pursuant to Section 3.2 or 3.3 shall become an option of the Company to purchase all or any portion of such Shares.

          12.11 Election of Directors. After completion of an initial Public Offering and prior to completion of a Public Offering in which the gross cash proceeds of the Public Offering received by the Company is at least $20,000,000, each Shareholder agrees to vote all of the Shares of Common Stock held by such Shareholder and entitled to vote in favor of the election to the Board of Directors of two individuals who shall be nominated by a vote of a majority of the outstanding Shares of Common Stock held by the Employees and their Permitted Transferees and, upon the vote of a majority of the outstanding Shares of Common Stock held by the Employees and their Permitted Transferee, to remove or replace such directors.

     13.  RELIANCE ON THIS AGREEMENT.

          13.1 METHOD OF DETERMINING PURCHASE PRICE. EACH SHAREHOLDER ACKNOWLEDGES THAT, ALTHOUGH THERE ARE MANY POSSIBLE METHODS OF DETERMINING THE PURCHASE PRICE OF THE SHARES AND PARTNERSHIP INTERESTS, ALL OF THE SHAREHOLDERS HAVE ENTERED INTO THIS AGREEMENT IN RELIANCE UPON THE EXPECTATION AND UNDERSTANDING THAT THE METHOD(S) CONTAINED IN THIS AGREEMENT FOR DETERMINING THE PURCHASE PRICE OF THE SHARES AND PARTNERSHIP INTERESTS WILL BE APPLIED UNDER THE CIRCUMSTANCES AND IN ACCORDANCE WITH THE TERMS AND CONDITIONS SET FORTH IN THIS AGREEMENT. ACCORDINGLY, IT IS THE INTENTION AND EXPECTATION OF ALL THE SHAREHOLDERS THAT, IN SITUATIONS IN WHICH THIS

AGREEMENT IS APPLICABLE, THE COURTS INTERPRET AND APPLY THIS AGREEMENT STRICTLY IN ACCORDANCE WITH ITS TERMS AND CONDITIONS, WHETHER ACTING UNDER SECTION 302A.751 OF THE MINNESOTA BUSINESS CORPORATION ACT OR OTHERWISE.

          13.2 SEPARATE REPRESENTATION. EACH SHAREHOLDER CONFIRMS THAT SUCH SHAREHOLDER HAS CAREFULLY REVIEWED THIS AGREEMENT AND UNDERSTANDS IT. EACH SHAREHOLDER FURTHER CONFIRMS THAT SUCH SHAREHOLDER HAS BEEN ADVISED TO CONSULT WITH LEGAL COUNSEL REPRESENTING SUCH SHAREHOLDER CONCERNING THIS AGREEMENT AND ANY OTHER AGREEMENTS BETWEEN OR AMONG SUCH SHAREHOLDER, THE COMPANY AND ANY OF ITS PRESENT OR PROSPECTIVE SHAREHOLDERS, DIRECTORS, OFFICERS AND/OR EMPLOYEES.

          13.3 NO EXPECTATIONS OF EMPLOYMENT, ETC. EACH SHAREHOLDER FURTHER REPRESENTS THAT, ALTHOUGH THE SHAREHOLDER IS (OR FROM TIME TO TIME MAY BE) AN EMPLOYEE, OFFICER AND/OR DIRECTOR OF THE COMPANY (OR OF A DIRECT OR INDIRECT SUBSIDIARY OR OTHER AFFILIATE OF THE COMPANY), THE SHAREHOLDER IS HOLDING SHARES OR PARTNERSHIP INTERESTS, AS THE CASE MAY BE, FOR THEIR POTENTIAL AS AN EQUITY INVESTMENT AND WITHOUT ANY EXPECTATION UNDER SECTION 302A.751 OF THE MINNESOTA BUSINESS CORPORATION ACT OR OTHERWISE THAT THE OWNERSHIP OF THE SHARES OR PARTNERSHIP INTERESTS WILL ENTITLE THE SHAREHOLDER TO ANY RIGHTS AS AN EMPLOYEE, OFFICER OR DIRECTOR OF THE COMPANY (OR OF ANY SUCH SUBSIDIARY OR OTHER AFFILIATE OF THE COMPANY) THAT WOULD NOT EXIST IF THE SHAREHOLDER WERE NOT A HOLDER OF SHARES OR PARTNERSHIP INTERESTS. THE SHAREHOLDER FURTHER AGREES THAT NO CHANGE IN HIS OR HER EXPECTATIONS CONCERNING EMPLOYMENT OR CONCERNING HIS OR HER PARTICIPATION AS AN OFFICER OR DIRECTOR WILL HAVE A REASONABLE BASIS UNLESS SET FORTH IN A WRITTEN AGREEMENT EXPRESSLY GIVING THE SHAREHOLDER ADDITIONAL RIGHTS AS TO SUCH MATTERS. THE COMPANY HEREBY ADVISES THE SHAREHOLDER THAT THE COMPANY HAS THE EXPECTATION THAT THE SHAREHOLDER WILL NOT HAVE ANY RIGHT TO EMPLOYMENT BY THE COMPANY (OR BY ANY DIRECT OR INDIRECT SUBSIDIARY OR OTHER AFFILIATE OF THE COMPANY) OR TO CONTINUE TO BE AN OFFICER OR DIRECTOR OF THE COMPANY (OR OF ANY SUCH SUBSIDIARY OR OTHER AFFILIATE) BY VIRTUE OF THE SHAREHOLDER'S OWNERSHIP OF THE SHARES OR PARTNERSHIP INTERESTS, EXCEPT, WITH RESPECT TO WALLER AND ROGERS, AS SET FORTH IN THE EMPLOYMENT AGREEMENTS, AND THAT NO SHARES OR PARTNERSHIP INTERESTS WOULD HAVE BEEN ISSUED TO THE SHAREHOLDER IF THE SHAREHOLDER HAD ANY CONTRARY EXPECTATIONS.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above stated.

                                    WILSONS THE LEATHER EXPERTS
                                     INC.

                                    By    /s/  DAVID L. ROGERS
                                       -----------------------
                                      Its    President
                                           -------------------

OTHER SHAREHOLDERS:

LEATHER INVESTORS LIMITED PARTNERSHIP I


By:   /s/  LYLE BERMAN
   -------------------
   Name:  Lyle Berman
   Title: General Partner


And:   /s/  MORRIS GOLDFARB
    -----------------------
    Name:  Morris Goldfarb
    Title: General Partner

LEATHER INVESTORS LIMITED PARTNERSHIP II


By:   /s/  LYLE BERMAN
   ------------------------
   Name:  Lyle Berman
   Title: General Partner


And:   /s/  MORRIS GOLDFARB
    ----------------------------
    Name:  Morris Goldfarb
    Title: General Partner


    /s/  LYLE BERMAN
----------------------------
Lyle Berman


    /s/  MORRIS GOLDFARB
-----------------------------
Morris Goldfarb


    /s/  NEIL I. SELL
----------------------------
Neil I. Sell


    /s/  ERCU UCAN
---------------------------
Ercu Ucan


    /s/  IRVING MISEL
---------------------------
Irving Misel

MANAGERS:                              SCOTT CHRISTIAN
Name and Signature
------------------                      /s/ SCOTT CHRISTIAN
                                       -----------------------------------------


ANN BENSON                             MICHAEL CROWE


 /s/ ANN BENSON                         /s/ MICHAEL CROWE
-----------------------------------    -----------------------------------------


KEVIN BLODGETT                         KELLIE DAVIES


 /s/ KEVIN BLODGETT                     /s/ KELLIE DAVIES
-----------------------------------    -----------------------------------------


MARGO BLOMBERG                         LESLIE DAWSON


 /s/ MARGO BLOMBERG                     /s/ LESLIE DAWSON
-----------------------------------    -----------------------------------------


WM MICHAEL BODE                        RUSSELL EDWARDS-SIMPSON


 /s/ WM MICHAEL BODE                    /s/ RUSSELL EDWARDS SIMPSON
-----------------------------------    -----------------------------------------


GEORGE BOLES                           STANFORD EVAVOLD


 /s/ GEORGE BOLES                       /s/ STANFORD EVAVOLD
-----------------------------------    -----------------------------------------


MICHAEL CAMPBELL                       JOHN FOWLER


 /s/ MICHAEL CAMPBELL                   /s/ JOHN FOWLER
-----------------------------------    -----------------------------------------

ROSALIE GELSO                          CORRINE LAPINSKY


 /s/ ROSALIE GELSO                      /s/ CORRINE LAPINSKY
-----------------------------------    -----------------------------------------


BETTY GOFF                             DARRELL LAWRENCE


 /s/ BETTY GOFF                         /s/ DARRELL LAWRENCE
-----------------------------------    -----------------------------------------


APRIL HANSON                           CAROL LUND


 /s/ APRIL HANSON                       /s/ CAROL LUND
-----------------------------------    -----------------------------------------


DAISY HSU                              DAVID LUNNEBORG


 /s/ DAISY HSU                          /s/ DAVID LUNNEBORG
-----------------------------------    -----------------------------------------


GERARD IRVIN                           LYNN MCKEE


 /s/ GERARD IRVIN                       /s/ LYNN MCKEE
-----------------------------------    -----------------------------------------


JED JAFFE                              ALFRED MINNITI


 /s/ JED JAFFE                          /s/ ALFRED MINNITI
-----------------------------------    -----------------------------------------


ROSS KIEFER                            JEFFREY MONTANG


 /s/ ROSS KIEFER                        /s/ JEFFREY MONTANG
-----------------------------------    -----------------------------------------


NANCY KIELTY                           GREGORY MORNEAU


 /s/ NANCY KIELTY                       /s/ GREGORY MORNEAU
-----------------------------------    -----------------------------------------

JEFFREY ORTON                          JONI SEYMOUR


 /s/ JEFFREY ORTON                      /s/ JONI SEYMOUR
-----------------------------------    -----------------------------------------


PETER PAEK                             DAVID SHARP


 /s/ PETER PAEK                         /s/ DAVID SHARP
-----------------------------------    -----------------------------------------


GARY PETERSEN                          HENRY SHEMMER


 /s/ GARY PETERSEN                      /s/ HENRY SHEMMER
-----------------------------------    -----------------------------------------


ROBERT POIRIER                         RANDALL STEEN


 /s/ ROBERT POIRIER                     /s/ RANDALL STEEN
-----------------------------------    -----------------------------------------


JAMES RAGON                            DANIEL THORSON


 /s/ JAMES RAGON                        /s/ DANIEL THORSON
-----------------------------------    -----------------------------------------


DAVID L. ROGERS                        DAVID TIDMARSH


 /s/ DAVID L. ROGERS                    /s/ DAVID TIDMARSH
-----------------------------------    -----------------------------------------


MARY SADOWSKI                          DOUGLAS J. TREFF


 /s/ MARY SADOWSKI                      /s/ DOUGLAS J. TREFF
-----------------------------------    -----------------------------------------


MARK SCHWARTZ                          JOEL WALLER


 /s/ MARK SCHWARTZ                      /s/ JOEL WALLER
-----------------------------------    -----------------------------------------

JAMES WANNINGER


 /s/ JAMES WANNINGER
-----------------------------------


LAWRENCE WEINBERG


 /s/ LAWRENCE WEINBERG
-----------------------------------


THOMAS WILDENBERG


 /s/ THOMAS WILDENBERG
-----------------------------------


KATHERINE WODTKE


 /s/ KATHERINE WODTKE
-----------------------------------